Exhibit 10.18
APN: 08-36-376-056; 08-36-376-057

PREPARED BY AND UPON
RECORDATION RETURN TO:
Sheppard, Mullin, Richter & Hampton LLP
650 Town Center Dr., 4th Floor
Costa Mesa, CA 92626
Attn: Matthew B. Holbrook

KBSIII 155 NORTH 400 WEST, LLC,
a Delaware limited liability company, as mortgagor
(Trustor)
to
COTTONWOOD TITLE INSURANCE AGENCY, INC., as trustee
(Trustee)
for the benefit of
U.S. BANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent, as mortgagee
(Administrative Agent)
__________________________
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
(GATEWAY TECH PROJECT)
__________________________
Dated: October 17. 2018
Location: Salt Lake County, Utah

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
(GATEWAY TECH PROJECT)
THIS DEED OF TRUST SECURES A PROMISSORY NOTE, THE INTEREST RATE UNDER WHICH MAY VARY FROM TIME TO TIME ACCORDING TO CHANGES IN THE PRIME RATE ANNOUNCED BY ADMINISTRATIVE AGENT OR ACCORDING TO CHANGES IN THE LONDON INTERBANK OFFERED RATE, IN ACCORDANCE WITH TERMS OF THE LOAN AGREEMENT (DEFINED BELOW).
THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT, AND IS FILED AS A FIXTURE FILING, WITH RESPECT TO ANY PORTION OF THE PROPERTY IN WHICH A PERSONAL PROPERTY SECURITY INTEREST OR LIEN MAY BE GRANTED OR CREATED PURSUANT TO THE UTAH UNIFORM COMMERCIAL CODE OR UNDER COMMON LAW, AND AS TO ALL REPLACEMENTS, SUBSTITUTIONS, AND ADDITIONS TO SUCH PROPERTY AND THE PROCEEDS THEREOF. FOR PURPOSES OF THE SECURITY INTEREST OR LIEN CREATED HEREBY, ADMINISTRATIVE AGENT IS THE “SECURED PARTY” AND TRUSTOR IS THE “DEBTOR.” TRUSTOR IS THE OWNER OF THE PROPERTY DESCRIBED HEREIN.
THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (GATEWAY TECH PROJECT) (this “Security Instrument”) is made as of this 17th day of October, 2018, by KBSIII 155 NORTH 400 WEST, LLC, a Delaware limited liability company, as trustor, having an address at c/o KBS Capital Advisors LLC, 800 Newport Center Drive, Suite 700, Newport Beach, California 92660, Attention: Tim Helgeson (“Trustor”), to COTTONWOOD TITLE INSURANCE AGENCY, INC., as trustee, having an address at 1996 East 6400 South, Suite 120, Salt Lake City, Utah 84121 (“Trustee”), for the benefit of U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a “Lender” and as “Administrative Agent” for the “Lenders” under the Loan Agreement (as hereinafter defined), in such capacity, together with its successors and assigns, “Administrative Agent”, as beneficiary, having an address at 4100 Newport Place, Suite 900, Newport Beach, CA 92660.
W I T N E S S E T H:
WHEREAS, pursuant to that certain Term Loan Agreement dated as of the date hereof among Trustor and each of the other borrowers from time to time a party thereto (individually and collectively, as the context may require, “Borrowers”), the Lenders from time to time party thereto and Administrative Agent (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), the Lenders have agreed to make certain advances from time to time to Borrower in the maximum aggregate principal amount of TWO HUNDRED FIFTEEN MILLION AND NO/100 DOLLARS ($215,000,000.00) (which amount may be increased to THREE HUNDRED EIGHTY-FIVE

MILLION AND NO/100 DOLLARS ($385,000,000.00) pursuant to the terms and conditions set forth in the Loan Agreement) (the “Loan”) and evidenced by one or more promissory notes made by Borrowers and delivered to the Lenders (as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time, collectively, the “Notes”);
WHEREAS, Trustor desires to secure the payment of the Loan, including the payment of LIBOR Breakage Costs, Swap Obligations of Borrower, Fees and other costs, expenses, fees and interest relating to the Loan, and the other obligations of Trustor and the other Borrowers under the Loan Documents (as hereinafter defined) and the performance of all of their obligations under the Notes, the Loan Agreement and the other Loan Documents (all hereinafter referred to collectively, as the “Debt”); and
WHEREAS, this Security Instrument is given pursuant to the Loan Agreement and secures the payment, fulfillment, and performance by Borrowers of their obligations thereunder and under the other Loan Documents, and each and every term and provision of the Loan Agreement and the Notes, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and will be considered a part of this Security Instrument (the Loan Agreement, the Notes, this Security Instrument, and all other documents evidencing or securing the Debt or delivered in connection with the making of the Loan (but expressly excluding the Indemnity and the Guaranties), together with all amendments, restatements, replacements, extensions, renewals, supplements or other modifications of any of the foregoing, are hereinafter referred to collectively as the “Loan Documents”). For avoidance of doubt, the Indemnity and the Guaranties shall not constitute “Loan Documents” as such term is defined herein, and neither the Indemnity nor any of the Guaranties is secured by this Security Instrument.
NOW THEREFORE, in consideration of the making of the Loan by the Lenders and the covenants, agreements, representations and warranties set forth in this Security Instrument:
Article 1 - GRANTS OF SECURITY
Section 1.1    PROPERTY CONVEYED. FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, and for the purpose of securing payment and performance of the Obligations, including but not limited to the Debt, Trustor hereby irrevocably grants, bargains, sells, transfers, conveys and assigns to Trustee, as trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the benefit and security of Administrative Agent, for the benefit of Administrative Agent and the Lenders, under and subject to the terms and conditions hereinafter set forth, the following property, rights, interests and estates now owned, or hereafter acquired by Trustor (collectively, the “Property”):
(a)    Land. All right, title and interest, whether fee, leasehold or otherwise, in and to the real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)    Additional Land. All additional lands, estates and development rights hereafter acquired by Trustor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by amendment to this Security Instrument or otherwise be expressly made subject to the lien of this Security Instrument;
(c)    Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);
(d)    Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Trustor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(e)    Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Trustor, which is used at or in connection with the Improvements or the Land or is or will be located thereon or therein (including any Stored Materials wherever located, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Trustor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”);

(f)    Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Trustor which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Trustor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”);
(g)    Personal Property. All personal property of Trustor which Trustor now or hereafter owns or in which Trustor now or hereafter acquires an interest or right, including without limitation, all furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), other than Fixtures, wherever located (including Stored Materials located off-site), including without limitation all such personal property which is used at or in connection with, or located within or about, the Land and the Improvements, or used or which it is contemplated will be used at or in connection with the development or construction of the Improvements together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Trustor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state, states, commonwealth or commonwealths where any of the Property is located (as amended from time to time, the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above.  Trustor represents, warrants and covenants that the Personal Property is not used or bought for personal, family or household purposes;

(h)    Leases and Rents. All leasehold estate, right, title and interest of Trustor in and to all leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Trustor of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Trustor, its successors and assigns therein and thereunder, including all cash, letters of credit or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Trustor or its agents or employees from any and all sources arising from or attributable to the Property, including but not limited to all “rents” (as defined in the Act (defined below)) arising from or attributable to the Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Trustor or Property Manager and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Trustor of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations (as hereinafter defined);
(i)    Condemnation Awards. All awards or payments (including any administrative fees or attorneys’ fees), including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;
(j)    Insurance Proceeds. All proceeds (including any administrative fees or attorneys’ fees) in respect of the Property under any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;
(k)    Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
(l)    Rights. The right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Administrative Agent in the Property;
(m)    Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Trustor therein and thereunder, including the right, upon the happening of any default hereunder, to receive and collect any sums payable to Trustor thereunder;
(n)    Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;
(o)    Accounts. All reserves, escrows and deposit accounts maintained by Trustor with respect to the Property, including all accounts established or maintained pursuant to the Loan Documents; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;
(p)    Swap Transactions. All of Trustor’s present and future rights, titles and interests, but not its obligations, duties or liabilities for any breach, in, under and to all Swap Transactions, any and all amounts received by Trustor in connection therewith or to which Trustor is entitled thereunder, and all proceeds of the foregoing including all “accounts”, “chattel paper”, “general intangibles” and “investment property” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing;
(q)    Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise;
(r)    Greater Estate. All right, title and interest of Trustor now owned or hereafter acquired by Trustor in and to any greater estate in the Land or the Improvements; and
(s)    Other Rights. Any and all other rights of Trustor in and to the items set forth in Subsections (a) through (r) above.
AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Trustor expressly grants to Administrative Agent, as secured party, for the benefit of Administrative Agent and the Lenders, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions, to secure the payment and performance of the Obligations, including but not limited to the Debt; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures are collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, will for the purposes of this Security Instrument be deemed conclusively to be real estate and encumbered hereby.
Section 1.2    ASSIGNMENT OF RENTS.
(a)    Trustor hereby absolutely and unconditionally assigns to Administrative Agent, for the benefit of Administrative Agent and the Lenders, all of Trustor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of Section 7.1(h) of this Security Instrument, Administrative Agent grants to Trustor a revocable license to collect, receive, use and enjoy the Rents. Trustor will hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Obligations, for use in the payment of such sums.
(b)    This Section 1.2 is subject to the Utah Uniform Assignment of Rents Act, Utah Code Annotated § 57-26-101 et seq. (the “Act”), and in the event of any conflict or inconsistency between the provisions of this Section 1.2 and the provisions of the Act, the provisions of the Act will control.
Section 1.3    SECURITY AGREEMENT. This Security Instrument constitutes and is deemed to be both a real property deed of trust and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Property. By executing and delivering this Security Instrument, Trustor hereby grants to Administrative Agent, for the benefit of Administrative Agent and the Lenders, as security for the Obligations, a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default occurs, Administrative Agent, in addition to any other rights and remedies which it may have, will have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Administrative Agent may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Administrative Agent after the occurrence, and during the continuance, of an Event of Default, Trustor will, at its expense, assemble the Collateral and make it available to Administrative Agent at a convenient place (at the Land if tangible property) acceptable to Administrative Agent. Trustor will pay to Administrative Agent on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Administrative Agent in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence, and during the continuance, of an Event of Default. Any notice of sale, disposition or other intended action by Administrative Agent with respect to the Collateral sent to Trustor in accordance with the provisions hereof at least 10 Business Days prior to such action, will, except as otherwise provided by applicable law, constitute reasonable notice to Trustor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Administrative Agent to the payment of the Obligations in such priority and proportions as Administrative Agent in its discretion deems proper. The principal place of business of Trustor (Debtor) is as set forth on page one hereof and the address of Administrative Agent (Secured Party) is as set forth on page one hereof.
Section 1.4    FIXTURE FILING. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Security Instrument, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, will operate also as a financing statement naming Trustor as Debtor and Administrative Agent as Secured Party filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.
Section 1.5    PLEDGES OF MONIES HELD. Trustor hereby pledges to Administrative Agent, for the benefit of Administrative Agent and the Lenders, any and all monies now or hereafter held by Administrative Agent or on behalf of Administrative Agent in connection with the Loan, including the Net Proceeds and any sums deposited in the Operating Accounts, as additional security for the Obligations until expended or applied as provided in this Security Instrument or the Loan Agreement.
CONDITIONS TO GRANT
TO HAVE AND TO HOLD the above granted and described Property unto Trustee and Trustee’s successors, substitutes, and assigns, IN TRUST, however, upon the terms, provisions and conditions herein set forth;

PROVIDED, HOWEVER, this grant is made upon the express condition that, if Borrowers pay to Administrative Agent in full the Obligations at the time and in the manner provided in the Loan Documents, and perform in full the Obligations in the time and manner set forth in the Loan Documents and comply with each and every covenant and condition set forth herein and in the other Loan Documents, the estate hereby granted will cease, terminate and be void; provided, however, that Trustor’s obligation to indemnify and hold harmless Administrative Agent and the Lenders pursuant to the provisions hereof will survive any such payment or release. Furthermore, upon written request of Administrative Agent stating that all Obligations (as hereinafter defined) have been satisfied in full and upon payment by Trustor of Administrative Agent’s, Lenders’ and Trustee’s fees, Trustee will reconvey to Trustor, or to the person or persons legally entitled thereto, without warranty, any portion of the Property then held hereunder. The recitals in such reconveyance of any matters or facts will be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”
Article 2 - DEBT AND OBLIGATIONS SECURED
Section 2.1    DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt which includes, but is not limited to, the obligations of Borrowers to pay the principal and interest owing pursuant to the terms and conditions of the Notes and the Loan Agreement.
Section 2.2    OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):
(a)    the payment and performance of all other obligations of Trustor contained herein, including all fees and charges payable by Trustor;
(b)    the payment and performance of all obligations of any other Borrower contained in any other Security Instrument (as defined in the Loan Agreement), including all fees and charges payable by such Borrower;
(c)    the payment and performance of each obligation of Borrowers contained in the Loan Agreement and any other Loan Document, including all Swap Obligations of Borrower and all fees and charges payable by Borrowers; and
(d)    the performance of each obligation of Borrowers contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Loan Agreement or any other Loan Document.
Section 2.3    DEBT AND OTHER OBLIGATIONS. Borrowers’ obligations for the payment of the Debt and the payment and performance of the Other Obligations will be referred to collectively herein as the “Obligations.”
Article 3 - TRUSTOR COVENANTS
Trustor covenants and agrees that:

Section 3.1    PAYMENT OF OBLIGATIONS. Trustor will pay and perform the Obligations at the time and in the manner provided in the Loan Agreement, the Notes and this Security Instrument.
Section 3.2    INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Notes and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
Section 3.3    INSURANCE. Trustor will, at no expense to Trustee, Administrative Agent or Lenders, obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Trustor and the Property as required pursuant to the Loan Agreement. In the event Trustor fails to obtain, maintain, keep in force or deliver to Administrative Agent the policies of insurance required by the Loan Agreement in accordance with the terms thereof, Administrative Agent may (but has no obligation to) procure (upon no less than five (5) Business Days’ notice to Trustor) such insurance or single-interest insurance for such risks covering Administrative Agent’s and the Lenders’ interests, and Trustor will pay all premiums thereon promptly upon demand by Administrative Agent, and until such payment is made by Trustor, the amount advanced by Administrative Agent with respect to all such premiums will, at Administrative Agent’s option, bear interest at the Default Rate.
Section 3.4    MAINTENANCE OF PROPERTY. Trustor will cause the Property to be maintained in a good and safe condition and repair and otherwise in accordance with the Loan Agreement. The Improvements, the Fixtures, the Equipment and the Personal Property will not be removed, demolished or altered without the consent of Administrative Agent and the Required Lenders other than in accordance with the terms and conditions of the Loan Agreement. Trustor will promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any condemnation, and will complete and pay for any structure at any time in the process of construction or repair on the Land.
Section 3.5    WASTE. Trustor will not commit or knowingly suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any insurance policy which Trustor is obligated to maintain pursuant to the Loan Agreement, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Trustor will not, without the prior written consent of Administrative Agent and the Required Lenders, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.
Section 3.6    PAYMENT FOR LABOR AND MATERIALS; MECHANIC’S AND MATERIALMEN’S LIENS.
(a)    Subject to Section 3.6(g), Trustor will promptly pay all bills for labor and materials incurred in connection with the Property and prevent the fixing of any lien against any part of the Property, even if it is inferior to this Security Instrument, for any such bill which may be legally due and payable. Trustor agrees to furnish, upon Administrative Agent’s request, reasonable proof of such payment to Administrative Agent after payment and before delinquency.

(b)    Intentionally Deleted.
(c)    Intentionally Deleted.
(d)    If Administrative Agent or its title insurer determines that a preliminary notice has been filed in the State Construction Registry prior to the time of the recording of this Security Instrument, Trustor will provide to Administrative Agent written evidence reasonably acceptable to Administrative Agent and its title insurer that either (i) the lien claimant has accepted payment in full (or a smaller amount as may have been agreed upon by the parties in writing) for construction services that the claimant furnished pursuant to Utah Code Annotated § 38-1a-503(2)(b) such that the priority for any pre-construction services lien or a construction services lien dates immediately after the recording of this Security Instrument or (ii) that Trustor is contesting such notice pursuant to the terms hereof.
(e)    Intentionally Deleted.
(f)    Trustor will cause, as a condition precedent to the closing of the loan secured hereby, Administrative Agent’s title insurer to insure in a manner acceptable to Administrative Agent in its sole discretion, that this Security Instrument is a valid and existing first priority lien on the Property free and clear of any and all exceptions for mechanic’s and materialman’s liens and all other liens and exceptions except as set forth in the mortgagee’s policy of title insurance accepted by Administrative Agent, and such title insurance policy may not contain an exception for broken lien priority and may not include any pending disbursement endorsement, or any similar limitation or coverage or requiring future endorsements to increase mechanic lien coverage under Covered Risk 11(a) of the 2006 Form of ALTA Mortgagee’s Title Insurance Policy.
(g)    Subject to Trustor’s right to contest pursuant to the terms hereof, Trustor will pay and promptly discharge, at Trustor’s cost and expense, all liens, encumbrances and charges upon the Property (other than the Permitted Exceptions), or any part thereof or interest therein whether inferior or superior to this Security Instrument and keep and maintain the same free from the claim of all persons supplying labor, services or materials that will be used in connection with or enter into the construction of any and all buildings now being erected or that hereafter may be erected on the Property regardless of by whom such services, labor or materials may have been contracted, provided, however, that Trustor will have the right to contest any such claim or lien so long as Trustor previously records a notice of release of lien and substitution of alternate security as contemplated by Utah Code Annotated § 38-1a-804 and otherwise complies with the requirements of Utah Code Annotated § 38-1a-804 to release the Property from such lien or claim.  Notwithstanding the foregoing, Trustor may (A) with the prior written consent of Administrative Agent, contest the amount of any such lien or claim related to services, labor or materials in accordance with Utah Code Annotated § 38-1a-804(7) without previously recording a notice of release of lien and substitution of alternate security or (B) appropriately bond or reserve (in cash deposited with Administrative Agent) for any such lien or claim, as determined in Administrative Agent’s reasonable discretion.
(h)    If Trustor fails to remove and discharge any such lien, encumbrance or charge, or if Trustor disputes the amount thereof in contravention of the requirements hereof, then, in addition to any other right or remedy of Administrative Agent, Administrative Agent may, but will not be obligated to, discharge the same (upon five (5) Business Days’ notice to Trustor) either by paying the amount claimed to be due or by procuring the release of the Property from the effect of such lien, encumbrance or charge by obtaining a bond in the name of and for the account Trustor of and recording a notice of release of lien and substitution of alternate security in the name of Trustor, each as contemplated by Utah Code Annotated § 38-1a-804 or other applicable law, or otherwise by giving security for such claim.  Trustor will, within seven (7) Business Days following written demand therefor by Administrative Agent, pay to Administrative Agent an amount equal to all costs and expenses incurred by Administrative Agent in connection with the exercise by Administrative Agent of the foregoing right to discharge any such lien, encumbrance or charge, including costs of any bond or additional security, together with interest thereon from the date of such expenditure at the Default Rate.
Section 3.7    PAYMENT OF TAXES AND IMPOSITIONS.
(a)    Trustor will pay, or cause to be paid prior to delinquency, all real property taxes and assessments, general and special, and all other taxes, assessments, duties, levies, imposts, deductions, charges or withholdings, of any kind or nature whatsoever, including nongovernmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon the Property, or become due and payable, and which create or may create a lien upon the Property (all the foregoing, collectively, “Impositions”).
(b)    After prior notice to Administrative Agent, Trustor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Impositions, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding is permitted and conducted in accordance with the provisions of any other instrument to which Trustor or the Property is subject and will not constitute a default thereunder, (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (iv) Trustor will promptly upon final determination thereof pay the amount of any such Impositions, together with all costs, interest and penalties which may be payable in connection therewith, and (v) Trustor has furnished such security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent to insure the payment of any contested Impositions, together with all interest and penalties thereon. Administrative Agent may pay over (upon no less than five (5) Business Days’ written notice to Trustor) any such security or part thereof held by Administrative Agent to the claimant entitled thereto at any time when, in the reasonable judgment of Administrative Agent, the entitlement of such claimant is established or the Property (or part thereof or interest therein) is in danger of being sold, forfeited, terminated, cancelled or lost or there is any danger of any Lien related to the contested Impositions becoming senior in priority, in whole or in part, to the Lien of the Security Instrument. If Administrative Agent shall make any such payment, Trustor shall provide (at Trustor’s sole cost and expense) such endorsements to Administrative Agent’s title insurance policy or such other evidence as Administrative Agent may reasonably require to confirm no loss of priority of the Security Instrument.
Section 3.8    CHANGE OF NAME, JURISDICTION. In addition to the restrictions contained in the Loan Agreement, Trustor will not change Trustor’s name, identity (including its trade name or names) or jurisdiction of formation or organization unless Trustor has first obtained the prior written consent of Administrative Agent to such change (which consent shall not be unreasonably withheld, conditioned or delayed), and has taken all actions reasonably necessary or reasonably required by Administrative Agent to file or amend any financing statements or continuation statements to assure perfection and continuation of perfection of security interests under the Loan Documents. Trustor will notify Administrative Agent in writing of any change in its organizational identification number at least 10 Business Days in advance of such change becoming effective. If Trustor does not now have an organizational identification number and later obtains one, Trustor will promptly notify Administrative Agent in writing of such organizational identification number. At the request of Administrative Agent, Trustor will execute a certificate in form reasonably satisfactory to Administrative Agent listing the trade names under which Trustor intends to operate the Property, and representing and warranting that Trustor does, and has previously never done, business under no other trade name with respect to the Property.
Section 3.9    UTILITIES. Trustor will pay or cause to be paid prior to delinquency all utility charges that are incurred by Trustor for the benefit of the Property or that may become a charge or lien against the Property for gas, electricity, water or sewer services furnished to the Property and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Property or any portion thereof, whether or not such assessments or charges are or may become liens thereon.
Section 3.10    CASUALTY After obtaining knowledge of the occurrence of any damage, destruction or other casualty to the Property or any part thereof, whether or not covered by insurance, Trustor must immediately notify Administrative Agent in writing. In the event of such casualty, all proceeds of insurance (collectively, the “Insurance Proceeds”) must be payable to Administrative Agent and no other party, and Trustor hereby authorizes and directs any affected insurance company to make payment of such Insurance Proceeds directly to Administrative Agent and no other party. If Trustor receives any Insurance Proceeds, Trustor must pay over such Insurance Proceeds to Administrative Agent within 5 Business Days. Administrative Agent is hereby authorized and empowered by Trustor to settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance. Notwithstanding the above, provided that (i) such proceeds do not exceed $500,000 for any Property (as defined in the Loan Agreement), (ii) no Event of Default exists, and (iii) the casualty does not materially impair the value of the Project, Trustor may retain such proceeds (which shall be applied to the restoration of the Improvements to the extent required to repair a casualty). In the event of a foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Trustor in and to any Insurance Proceeds will vest in the purchaser at such foreclosure or in Administrative Agent, for the benefit of Administrative Agent and the Lenders or other transferee in the event of such other transfer of title. Nothing herein will be deemed to excuse

Trustor from repairing or maintaining the Property as provided in this Security Instrument or restoring all damage or destruction to the Property, regardless of the availability or sufficiency of Insurance Proceeds, and the application or release by Administrative Agent of any Insurance Proceeds will not cure or waive any Default, Event of Default or notice of Default or Event of Default or invalidate any action taken by or on behalf of Administrative Agent pursuant to any such notice.
Section 3.11    CONDEMNATION If any proceeding or action is commenced for the taking of the Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Trustor receive any notice or other information regarding such proceeding, action, taking or damage, Trustor must immediately notify Administrative Agent in writing. Administrative Agent may commence, appear in and prosecute in its own name any such action or proceeding. Administrative Agent may also make (during the existence of an Event of Default) any compromise or settlement in connection with such taking or damage. Neither Administrative Agent nor any Lender will be liable to Trustor for any failure by Administrative Agent to collect or to exercise diligence in collecting any such compensation for a taking. All compensation, awards, damages, rights of action and proceeds awarded to Trustor by reason of any such taking or damage to the Property or any part thereof or any interest therein for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (the “Condemnation Proceeds”) are hereby assigned to Administrative Agent, for the benefit of Administrative Agent and the Lenders and Trustor agrees to execute such further assignments of the Condemnation Proceeds as Administrative Agent may require. Nothing herein will be deemed to excuse Trustor from repairing, maintaining or restoring the Property as provided in this Security Instrument, regardless of the availability or sufficiency of any Condemnation Proceeds, and the application or release by Administrative Agent of any Condemnation Proceeds will not cure or waive any Default, Event of Default or notice of Default or Event of Default or invalidate any action taken by or on behalf of Administrative Agent pursuant to any such notice. In the event of a foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Trustor in and to the Condemnation Proceeds will vest in the purchaser at such foreclosure or in Administrative Agent, for the benefit of Administrative Agent and the Lenders, or other transferee in the event of such other transfer of title.
Section 3.12    AVAILABILITY OF NET PROCEEDS.
(a)    In the event of any damage or destruction of the Property, Administrative Agent shall apply all Insurance Proceeds remaining after deductions of all expenses of collection and settlement thereof, including, without limitation, reasonable attorneys’ and adjustors’ fees and expenses, to the restoration of the Improvements but only as repairs or replacements are effected and continuing expenses become due and payable; provided that the following conditions are met: (a) no Event of Default exists that has not been cured; (b) the Loan is in balance (taking into account all costs of reconstruction and the amount of the Insurance Proceeds, if any, the amount of operating expenses and interest that will accrue under the Notes, and any additional funds deposited by Trustor with Administrative Agent to pay for such costs of reconstruction);

(c) Administrative Agent has determined, in its sole discretion, that the damage or destruction can be repaired and that the damaged portion of the Improvements can be completed according to the requirements of the Loan Agreement; (d) Administrative Agent and all applicable governmental authorities have approved the final plans and specifications for reconstruction of the damaged portion of the Improvements; (e) Administrative Agent has approved, for the reconstruction of the damaged portion of the Improvements, in its sole discretion, the budget, the construction schedule and the construction contract; and (f) Administrative Agent has determined, in its sole discretion, that after the reconstruction work is completed, the Borrowing Base Amount as a percentage of the Borrowing Base Value of the Projects shall not exceed the Maximum Borrowing Base Leverage Ratio (as defined in the Loan Agreement), provided Trustor may pay down the Loan so that the foregoing requirement in this clause (f) is satisfied. If any one or more of such conditions set forth herein have not been met, Administrative Agent will not be obligated to make any further disbursements pursuant to the Loan Agreement, and Administrative Agent shall apply all Insurance Proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Notes, (without payment of a prepayment premium other than LIBOR Breakage Costs) together with all accrued interest thereon, in such order as Administrative Agent may elect, notwithstanding that the outstanding balance may not be due and payable.
(b)    In the event of any taking or condemnation of the Property or any part thereof or interest therein, all Condemnation Proceeds will be paid to Administrative Agent, for the benefit of Administrative Agent and the Lenders. After deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including attorneys’ fees, incurred by it in connection with any such action or proceeding, Administrative Agent shall apply all such Condemnation Proceeds to the restoration of the Improvements (other than Condemnation Proceeds attributable to temporary use or occupancy which may be applied, at Administrative Agent’s option, to installments of principal and interest and other charges due under the Notes and other Loan Documents when the same become due and payable, without payment of a prepayment premium other than LIBOR Breakage Costs) provided that:
(i)    the taking or damage will not, in Administrative Agent’s reasonable judgment, materially impair the security for the Loan; and
(ii)    all conditions set forth in Section 3.12(a) above with respect to the disbursement of Insurance Proceeds are met.
If all of the above conditions are met, Administrative Agent shall disburse the Condemnation Proceeds in accordance with the Loan Agreement and only as repairs or replacements are effected and continuing expenses become due and payable. If any one or more of the above conditions are not met, Administrative Agent shall apply all of the Condemnation Proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Notes (without payment of prepayment premiums other than LIBOR Breakage Costs), together with all accrued interest thereon, in such order as Administrative Agent may elect, notwithstanding that said outstanding balance may not be due and payable, and Administrative Agent will have no further obligation to make disbursements pursuant to the Loan Agreement or the other Loan Documents. If the Condemnation Proceeds are not sufficient to repay the portion of the Loan allocable to the Property covered by this Deed of Trust and Administrative Agent or

Lenders have determined that its security for the Loan is materially impaired, Trustor shall immediately pay any such remaining balance allocable to the Property, together with all accrued interest thereon. Notwithstanding the above, provided the Condemnation Proceeds do not exceed $125,000, no Event of Default exists, and the taking has not materially impaired the value of the Property, Trustor may retain such Condemnation Proceeds.
(c)    The term “Net Proceeds” means (i) the net amount of the Insurance Proceeds received by Administrative Agent after deduction of Administrative Agent’s costs and expenses (including attorneys’ fees), if any, in collecting the same; or (ii) the net amount of the Condemnation Proceeds received by Administrative Agent after deduction of Administrative Agent’s costs and expenses (including attorneys’ fees), if any, in collecting the same, whichever the case may be; and (iii) any additional deposit the Administrative Agent requires the Trustor to make to the Administrative Agent in connection with such casualty or condemnation proceeding.
Article 4 - OBLIGATIONS AND RELIANCES
Section 4.1    RELATIONSHIP OF TRUSTOR AND LENDERS. The relationship between Trustor and Administrative Agent and the Lenders is solely that of debtor and creditor, and neither Administrative Agent nor any Lender has any fiduciary or other special relationship with Trustor, and no term or condition of any of the Loan Agreement, this Security Instrument, any of the other Loan Documents, the Indemnity or the Guaranties will be construed so as to deem the relationship between Trustor and Administrative Agent and the Lenders to be other than that of debtor and creditor.
Section 4.2    NO RELIANCE ON LENDERS OR ADMINISTRATIVE AGENT. The general partners, members, principals and (if Trustor is a trust) beneficial owners of Trustor are experienced in the ownership and operation of properties similar to the Property, and Trustor and Administrative Agent and Lenders are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Trustor is not relying on Administrative Agent’s or any Lender’s expertise, business acumen or advice in connection with the Property.
Section 4.3    NO ADMINISTRATIVE AGENT OR LENDER OBLIGATIONS.
(a)    Notwithstanding anything to the contrary contained in this Security Instrument, neither Administrative Agent nor any Lender is undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.
(b)    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Administrative Agent or any Lender pursuant to this Security Instrument, the Loan Agreement, the other Loan Documents, the Indemnity or the Guaranties, including any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Administrative Agent nor any Lender will be deemed to have warranted, consented to, or affirmed the sufficiency, legality or effectiveness of same, and such acceptance or approval thereof will not constitute any warranty or affirmation with respect thereto by Administrative Agent or any Lender.
Section 4.4    RELIANCE. Trustor recognizes and acknowledges that in accepting the Loan Agreement, the Notes, this Security Instrument, the other Loan Documents, the Indemnity and the Guaranties, Administrative Agent and the Lenders are expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article V of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Administrative Agent or any Lender; that such reliance existed on the part of Administrative Agent and Lenders prior to the date hereof; that the warranties and representations are a material inducement to the Lenders in making the Loan; and that Administrative Agent and the Lenders in entering into the Loan Agreement; and that the Lenders would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article V of the Loan Agreement.
Article 5 - FURTHER ASSURANCES
Section 5.1    RECORDING OF SECURITY INSTRUMENT, ETC. Trustor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Administrative Agent in, the Property. Trustor will pay all taxes, filing, registration or recording fees, and all reasonable expenses incident to the preparation, execution, acknowledgment and/or recording of the Notes, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.
Section 5.2    FURTHER ACTS, ETC. Trustor will, at Trustor’s sole cost and expense, and without expense to Administrative Agent or any Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Administrative Agent or Trustee may, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Administrative Agent (for the benefit of itself and the Lenders) and/or Trustee (for the benefit or itself and the Administrative Agent and Lenders) the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Administrative Agent and/or Trustee, in each case for the benefit of Administrative Agent and the Lenders, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all applicable Laws and Governmental Requirements. Trustor, within ten (10) Business Days following written demand by Administrative Agent, will execute and deliver, and in the event it fails to so execute and deliver, hereby authorizes Administrative Agent and/or Trustee (at the direction of Administrative Agent) to execute in the name of Trustor or file or record without the signature of Trustor to the extent Administrative Agent or Trustee may lawfully do so, one or more financing statements (including initial financing statements and amendments thereto and continuation statements), to evidence more effectively the security interest of Administrative Agent in the Property. Trustor also ratifies its authorization for Administrative Agent or Trustee to have filed or recorded any like initial financing statements, amendments thereto and continuation statements, if filed or recorded prior to the date of this Security Instrument. Any initial financing statements and amendments thereto may (a) indicate the Personal Property: (i) as all assets of Trustor or words of similar effect, regardless of whether any particular asset comprised in the Personal Property falls within the scope of Article 9a of the Uniform Commercial Code or similar provision of any other applicable jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9a of the Uniform Commercial Code or similar provision of any other applicable jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Trustor is an organization, the type of organization and any organization identification number issued to Trustor. Trustor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Administrative Agent and agrees that it will not do so without the prior written consent of Administrative Agent, subject to Trustor’s rights under Section 9a-509 of the Uniform Commercial Code or similar provision of any other applicable jurisdiction. Trustor grants to Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Administrative Agent at law and in equity during the existence of an Event of Default, including such rights and remedies available to Administrative Agent pursuant to this Section. To the extent not prohibited by applicable law, Trustor hereby ratifies all acts Administrative Agent has lawfully done in the past or will lawfully do or cause to be done in the future by virtue of such power of attorney.
Section 5.3    CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS.
(a)    If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Administrative Agent’s or any Lender’s interest in the Property, Trustor will pay the tax, with interest and penalties thereon, if any, in accordance with the applicable provisions of the Loan Agreement.
(b)    Trustor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes assessed against the Property, or any part thereof, and no deduction will otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt.
(c)    If at any time the United States of America, any State thereof or any subdivision of any such State will require revenue or other stamps to be affixed to the Notes, this Security

Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Trustor will pay for the same, with interest and penalties thereon, if any.
Article 6 - DUE ON SALE/ENCUMBRANCE
Section 6.1    ADMINISTRATIVE AGENT RELIANCE. Trustor acknowledges that Administrative Agent and the Lenders have examined and relied on the experience of Trustor and its general partners, members, principals and (if Trustor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Trustor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment and performance of the Obligations. Trustor acknowledges that Administrative Agent and the Lenders have a valid interest in maintaining the value of the Property so as to ensure that, should Borrowers default in the repayment of the Obligations or the performance of the Obligations, Administrative Agent, for the benefit of Administrative Agent and the Lenders can recover the Obligations by a sale of the Property.
Section 6.2    NO TRANSFER. Trustor will comply in all respects with the provisions of the Loan Agreement regarding (a) selling, transferring, leasing, conveying or encumbering the Land, the Equipment or the Improvements or the direct or indirect interests in Trustor, and (b) changing control of Trustor.
Article 7 - RIGHTS AND REMEDIES UPON DEFAULT
Section 7.1    REMEDIES. Upon the occurrence, and during the continuance, of any Event of Default, unless such Event of Default is subsequently waived in writing by the Required Lenders or Administrative Agent, as applicable (provided that the Required Lenders and Administrative Agent have no obligation whatsoever to grant any such waiver and any such waiver, if granted, will be considered a one-time waiver), Administrative Agent or Trustee (as applicable and at Administrative Agent’s direction) may exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:
(a)    intentionally omitted;
(b)    institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument as a mortgage under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
(c)    with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority;
(d)    sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e)    institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Loan Agreement or in the other Loan Documents;
(f)    to the extent permitted by applicable law, recover judgment on the Obligations either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;
(g)    apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Trustor, any guarantor or any indemnitor with respect to the Loan or of any Person liable for the payment of the Obligations. Trustor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and his agents will be empowered to (i) take possession of the Property and perform all necessary or desirable acts with respect to management and operation of the Property, (ii) exclude Trustor and Trustor’s agents, servants, and employees from the Property, (iii) collect the rents, issues, profits, and income therefrom, (iv) complete any construction which may be in progress, (v) do such maintenance and make such repairs and alterations as the receiver deems necessary, (vi) use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (vii) to pay all taxes and assessments against the Property, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, (viii) generally do anything which Trustor could legally do if Trustor were in possession of the Property, and (ix) take any other action permitted by law. All expenses incurred by the receiver or his agents will constitute a part of the Obligations. Any revenues collected by the receiver will be applied first to the expenses of the receivership, including reasonable attorneys’ fees incurred by the receiver and by Administrative Agent, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance will be applied toward the Obligations or in such other manner as the court may direct. Unless sooner terminated with the express consent of Administrative Agent, any such receivership will continue until the Obligations have been discharged in full, or until title to the Property has passed after a receivership sale or a foreclosure sale and all applicable periods of redemption have expired;
(h)    The license granted to Trustor under Section 1.2 hereof will automatically be revoked and Administrative Agent or Trustee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Trustor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Trustor agrees to surrender possession of the Property and of such books, records and accounts to Administrative Agent or Trustee upon demand, and thereupon Administrative Agent or Trustee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Administrative Agent or Trustee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Trustor with respect to the Property, whether in the name of Trustor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Trustor to pay monthly in advance to Administrative Agent or Trustee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Trustor; (vi) require Trustor to vacate and surrender possession of the Property to Administrative Agent or Trustee or to such receiver and, in default thereof, Trustor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Obligations, in such order, priority and proportions as Administrative Agent and the Required Lenders deem appropriate in their sole discretion after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Administrative Agent and Trustee, and their respective in-house and outside counsel(s), agents and employees;
(i)    exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as Administrative Agent may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property for the benefit of Administrative Agent and the Lenders, and (ii) require Trustor at its expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Administrative Agent at a convenient place acceptable to Administrative Agent, for the benefit of Administrative Agent and the Lenders. Any notice of sale, disposition or other intended action by Administrative Agent or Trustee with respect to the Fixtures, the Equipment and/or the Personal Property sent to Trustor in accordance with the provisions hereof at least 5 days prior to such action, will constitute commercially reasonable notice to Trustor;
(j)    apply any sums then deposited or held in escrow or otherwise by or on behalf of Administrative Agent in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order as determined in the sole and absolute discretion of Administrative Agent and the Required Lenders:
(i)    Taxes;
(ii)    Insurance Premiums;
(iii)    Interest on the unpaid principal balance of the Notes;
(iv)    The unpaid principal balance of the Notes;
(v)    All other sums payable pursuant to the Notes, the Loan Agreement, this Security Instrument and the other Loan Documents, including advances made by Administrative Agent or Lenders pursuant to the terms of this Security Instrument;
(k)    pursue such other remedies as Administrative Agent or Trustee may have under the other Loan Documents, the Indemnity or the Guaranties and/or applicable law;

(l)    apply the undisbursed balance of any Net Proceeds, together with interest thereon, to the payment of the Obligations in such order, priority and proportions as Administrative Agent and the Required Lenders will deem to be appropriate in their discretion;
(m)    exercise the power of sale herein contained and deliver to Trustee a written statement of breach, notice of default and election to cause Trustor’s interest in the Property to be sold; or
(n)    enforce all rights and remedies of an assignee of rents under the Act.
In addition to the foregoing, Administrative Agent and/or the Lenders may exercise any and all additional rights and remedies specified in the Loan Agreement, including that the Required Lenders may declare that the Commitments are terminated and/or declaring that the entire unpaid principal balance of the Obligations are immediately due and payment, together with accrued and unpaid interest thereon.
In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument will continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.
Section 7.2    ACCELERATION UPON DEFAULT; ADDITIONAL REMEDIES. Upon the occurrence, and during the continuance, of an Event of Default, Administrative Agent may, at its option, declare all or any part of the Obligations immediately due and payable without any presentment, demand, protest or notice of any kind. Administrative Agent or Trustee (as applicable and at Administrative Agent’s direction) may, in addition to the exercise of any or all of the other remedies specified in Article VII:
(a)    Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, in its own name or in the name of Trustee, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Property, sue for or otherwise collect the Rents, or any part thereof, including, without limitation, those past due and unpaid, and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys’ fees) to the Obligations, all in such order as Administrative Agent may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid, will not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Property or the collection, receipt and application of Rents, Trustee or Administrative Agent will be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including, without limitation, the right to exercise the power of sale contained herein;
(b)    Commence an action to foreclose the lien of this Security Instrument (i) non-judicially, or (ii) as a mortgage in accordance with Administrative Agent’s rights under Utah

Code Annotated § 57-1-23, or other applicable law, appoint a receiver pursuant to the Utah Uniform Commercial Real Estate Receivership Act, Utah Code Annotated § 78B-21-101 et seq., as more particularly described in Section 7.1(g), or specifically enforce any of the covenants hereof;
(c)    Exercise the power of sale herein contained and deliver to Trustee a written statement of default or breach and cause Trustee to execute and record a notice of default and election to cause Trustor’s interest in the Property to be sold in accordance with Utah Annotated Code § 57-1-24 or other applicable law; or

(d)    Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing or guarantying all or any portion of the Obligations, or by law.
Section 7.3    FORECLOSURE BY POWER OF SALE. After the lapse of such time as may then be required by Utah Code Annotated § 57-1-24 or other applicable law following the recordation of the notice of default, and notice of default and notice of sale having been given as then required by Utah Code Annotated § 57-1-25 and § 57-1-26 or other applicable law, Trustee, without demand on Trustor, will sell the Property on the date and at the time and place designated in the notice of sale, either as a whole or in separate parcels, and in such order as Administrative Agent may determine (but subject to Trustor’s statutory right under Utah Code Annotated § 57-1-27 to direct the order in which the property, if consisting of several known lots or parcels, will be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause deemed expedient, postpone the sale from time to time until it is completed and, in every such case, notice of postponement will be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than forty-five (45) days beyond the date designated in the notice of sale, notice of the time, date, and place of sale will be given in the same manner as the original notice of sale as required by Utah Code Annotated § 57-1-27. Trustee will execute and deliver to the purchaser a Trustee’s Deed, in accordance with Utah Code Annotated § 57-1-28, conveying the Property so sold, but without any covenant of warranty, express or implied. The recitals in the Trustee’s Deed of any matters or facts will be conclusive proof of the truthfulness thereof. Any person, including Administrative Agent and Lenders, may bid at the sale. Trustee will apply the proceeds of the sale as follows:
FIRST:  To the costs and expenses of exercising the power of sale and of the sale, including the payment of the Trustee’s and attorney’s fees actually incurred not to exceed the amount which may be provided for in this Security Instrument.
SECOND: To payment of the obligations secured by this Security Instrument.
THIRD:  The balance, if any, to the person or persons legally entitled to the proceeds, or the trustee, in the trustee’s discretion, may deposit the balance of the proceeds with the clerk of the district court of the county in which the sale took place, in accordance with Utah Code Annotated § 57-1-29.

Upon any sale made under or by virtue of this Section 7.3, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Administrative Agent may bid for and acquire the Property, whether by payment of cash or by credit bid in accordance with Utah Annotated Code § 57-1-28(1)(b). In the event of a successful credit bid, Administrative Agent may make settlement for the purchase price by crediting upon the Obligations of Trustor secured by this Security Instrument such credit bid amount. Administrative Agent, upon so acquiring the Property or any part thereof, will be entitled to hold, lease, rent, operate, manage, and sell the same in any manner provided by applicable laws.
For purposes of Utah Code Annotated § 57-1-28, Trustor agrees that all default interest, late charges, any prepayment premium, Swap Contract breakage fees and similar amounts, if any, owing from time to time under the Notes will constitute a part of and be entitled to the benefits of Administrative Agent’s Security Instrument lien upon the Property, and (ii) Administrative Agent may add all default interest, late charges, any prepayment premium, Swap Contract breakage fees and similar amounts owing from time to time under the Notes to the principal balance of the Notes, and in either case Administrative Agent may include the amount of all unpaid late charges in any credit bid Administrative Agent may make at a foreclosure sale of the Property pursuant to this Security Instrument.
Section 7.4    PERSONAL PROPERTY. It is the express understanding and intent of the parties that as to any personal property interests subject to Article 9a of the Uniform Commercial Code, Administrative Agent, upon the occurrence and during the continuance of an Event of Default, may proceed under the Uniform Commercial Code or may proceed as to both real and personal property interests in accordance with the provisions of this Security Instrument and its rights and remedies in respect of real property, and treat both real and personal property interests as one parcel or package of security as permitted by Utah Code Annotated § 70A-9a-601 or other applicable law, and further may sell any shares of corporate stock evidencing water rights in accordance with Utah Code Annotated § 57-1-30 or other applicable law.
Section 7.5    APPOINTMENT OF RECEIVER. Upon the occurrence, and during the continuance, of an Event of Default, Administrative Agent, as a matter of right and without notice to Trustor or any one claiming under Trustor, and without regard to the then value of the Property or the interest of Trustor therein, will have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor and consents to Administrative Agent being appointed as such receiver if Administrative Agent so elects. Any such receiver or receivers will have all the usual powers and duties of receivers in like or similar cases, and all the powers and duties of Administrative Agent in case of entry as provided herein, and will continue as such and exercise all such powers until the later of the date of confirmation of sale of the Property or the date of expiration of any redemption period, unless such receivership is sooner terminated.
Section 7.6    Remedies Not Exclusive. Trustee and Administrative Agent, and each of them, will be entitled to enforce payment and performance of any and all of the Obligations and to exercise all rights and powers under the Loan Documents and under the law now or hereafter in effect, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured or guaranteed. Neither the acceptance of this Security Instrument nor its enforcement, whether by court action or pursuant to the power of sale or other rights herein contained, will prejudice or in any manner affect Trustee’s or Administrative Agent’s right to realize upon or enforce any other security or guaranty now or hereafter held by Trustee or Administrative Agent, it being agreed that Trustee and Administrative Agent, and each of them are entitled to enforce this Security Instrument and any other security or any guaranty now or hereafter held by Administrative Agent or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee or Administrative Agent is intended to be exclusive of any other remedy herein or by law provided or permitted, but each is cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing under the law. Every power or remedy given by any of the Loan Documents or by law to Trustee or Administrative Agent or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Administrative Agent and, to the extent permitted by law, either of them may pursue inconsistent remedies.
Section 7.7    DEFICIENCY. Trustor agrees to pay any deficiency arising from any cause, to which Administrative Agent may be entitled after applications of the proceeds of any sale, any Administrative Agent may commence suit to collect such deficiency in accordance with Utah Code Annotated § 57-1-32 or other applicable law. Trustor agrees for purposes of Utah Code Annotated § 57-1-32 that the value of the Property as determined and set forth in an FIRREA appraisal of the Property as obtained by Administrative Agent on or about the date of the sale or the recording of a notice of default and election to sell shall constitute the “fair market value” of the Property for purposes of Utah Code Annotated § 57-1-32.
Section 7.8    REINSTATEMENT. If Trustor, Trustor’s successor interest or any other person having a subordinate lien or encumbrance of record on the Property, reinstates this Security Instrument and the Loan with three (3) months of the recordation of a notice of default in accordance with Utah Code Annotated § 57-1-31(1), such party will pay to Administrative Agent the reasonable cancellation fee contemplated by Utah Code Annotated § 57-1-31(2), as delivered by Administrative Agent, in accordance with its then current policies and procedures, whereupon Trustee will record a notice of cancellation of the pending sale.
Section 7.9    NO MERGER. In the event of a foreclosure of this Security Instrument or any other mortgage or deed of trust securing the Obligations, the Obligations then due Administrative Agent and Lenders will not be merged into any decree of foreclosure entered by the court, and Administrative Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure said Obligations.
Section 7.10    REQUEST FOR NOTICE. Trustor hereby requests, pursuant to Utah Code Annotated § 57-1-26(3), a copy of any notice of default and that any notice of sale hereunder and under any other deed of trust affecting the Property now or at any time in the future be mailed to it at the address set forth in the Loan Agreement.
Section 7.11    ACTIONS AND PROCEEDINGS. Trustor will give Administrative Agent prompt written notice of the assertion of any claim with respect to, or the filing of any action or proceeding purporting to affect the Property, the security hereof or the rights or powers of

Administrative Agent or Lenders. Administrative Agent has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Trustor, which Administrative Agent, in its discretion, decides should be brought to protect its interest in the Property.
Section 7.12    RECOVERY OF SUMS REQUIRED TO BE PAID. Administrative Agent will have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations is due, and without prejudice to the right of Administrative Agent or Trustee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Trustor existing at the time such earlier action was commenced. In the event Trustor is curing a default or is paying off the Loan and Administrative Agent has incurred fees which Trustor is obligated to pay to Administrative Agent under any of the Loan Documents, and such amount has not been reduced to a final amount at the time Trustor is curing the default or is paying off the Loan, Administrative Agent may require Trustor to pay a reasonable estimate of such fees with the payment curing the default or with the payoff of the Loan, and any amount paid in excess of the estimate by the Trustor will be refunded to the Trustor after the final amount of such fee is determined.
Section 7.13    OTHER RIGHTS, ETC.
(a)    The failure of Administrative Agent or the Lenders to insist upon strict performance of any term hereof will not be deemed to be a waiver of any term of this Security Instrument. Trustor will not be relieved of Trustor’s obligations hereunder by reason of (i) the failure of Administrative Agent or Trustee to comply with any request of Trustor or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Notes, the other Loan Documents, the Indemnity or the Guaranties, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Administrative Agent or the Lenders extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Security Instrument or the other Loan Documents, the Indemnity or the Guaranties.
(b)    It is agreed that the risk of loss or damage to the Property is on Trustor, and neither Administrative Agent nor any Lender will have any liability whatsoever for decline in value of the Property, for failure to maintain any insurance policies, or for failure to determine whether insurance in force is adequate as to the amount or nature of risks insured. Possession by Administrative Agent will not be deemed an election of judicial relief if any such possession is requested or obtained with respect to all or any portion of the Property or collateral not in Administrative Agent’s possession.
(c)    Administrative Agent may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Administrative Agent thereafter to foreclose this Security Instrument. The rights of Administrative Agent under this Security Instrument will be separate, distinct and cumulative and none will be given effect to the exclusion of the others. No act of Administrative Agent or Trustee will be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

Administrative Agent will not be limited exclusively to the rights and remedies herein stated but will be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 7.14    RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Administrative Agent may release, or cause Trustee to release, any portion of the Property for such consideration as Administrative Agent may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder are reduced by the actual monetary consideration, if any, received by Administrative Agent for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Administrative Agent may require without being accountable for so doing to any other lienholder. This Security Instrument will continue as a lien on, and security interest in, the remaining portion of the Property.
Section 7.15    INTENTIONALLY DELETED.
Section 7.16    RIGHT OF ENTRY. Upon reasonable notice to Trustor (and subject to the rights of tenants under their leases), Administrative Agent and its agents will have the right to enter and inspect the Property at all reasonable times.
Section 7.17    BANKRUPTCY.
(a)    After the occurrence, and during the continuance, of an Event of Default, Administrative Agent will have the right to proceed in its own name or in the name of Trustor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including the right to file and prosecute, to the exclusion of Trustor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.
(b)    If there is filed by or against Trustor a petition under the Bankruptcy Code and Trustor, as lessor under any Lease, determines to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Trustor will give Administrative Agent not less than 10 days’ prior notice of the date on which Trustor will apply to the bankruptcy court for authority to reject the Lease (or such lesser notice as may be reasonably practicable under the circumstances). Administrative Agent will have the right, but not the obligation, to serve upon Trustor within such 10 day period a notice stating that (i) Administrative Agent demands that Trustor assume and assign the Lease to Administrative Agent pursuant to Section 365 of the Bankruptcy Code and (ii) Administrative Agent covenants to cure or provide adequate assurance of future performance under the Lease. If Administrative Agent serves upon Trustor the notice described in the preceding sentence, Trustor will not seek to reject the Lease and will comply with the demand provided for in clause (i) of the preceding sentence within 30 days after the notice is given, subject to the performance by Administrative Agent of the covenant provided for in clause (ii) of the preceding sentence.
Section 7.18    INTENTIONALLY OMITTED.
Section 7.19    ACCEPTANCE OF PAYMENTS. Trustor agrees that if Trustor makes a tender of a payment but does not simultaneously tender payment of any late charge, Default Rate interest, LIBOR Breakage Costs, Swap Obligations or other amount then due and owing by Trustor under this Security Instrument or the other Loan Documents, and such payment is accepted by Administrative Agent or any Lender, with or without protest, such acceptance will not constitute any waiver of Administrative Agent’s or such Lender’s rights to receive such amounts. Furthermore, if Administrative Agent accepts any payment from Trustor or any Guarantor after a Default or Event of Default, such acceptance will not constitute a waiver or satisfaction of any such Default or Event of Default.
Article 8 - ENVIRONMENTAL HAZARDS
Section 8.1    ENVIRONMENTAL COVENANTS. Trustor has provided representations, warranties and covenants regarding environmental matters set forth in the Indemnity and Trustor will comply with the aforesaid covenants regarding environmental matters. Notwithstanding anything in this Security Instrument to the contrary, the term “Obligations” does not include any obligations or liabilities under the Indemnity (as defined in the Loan Agreement) and the obligations and liabilities under the Indemnity are not secured by this Security Instrument.
Article 9 - INDEMNIFICATION
The provisions of Section 2.10(b), Section 6.24 [Fees and Expenses] and Section 10.1 [General Indemnities] of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein. Notwithstanding the foregoing or anything in this Security Instrument to the contrary, however, this Security Instrument shall not secure Borrower’s or Guarantor’s obligations under the Indemnity or Guarantor’s obligations under any Guaranty.
Article 10 - CERTAIN WAIVERS
Section 10.1    WAIVER OF OFFSETS; DEFENSES; COUNTERCLAIM. Trustor hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent and/or any Lender to offset any obligations to make the payments required by the Loan Documents. No failure by Administrative Agent or any Lender to perform any of its obligations hereunder will be a valid defense to, or result in any offset against, any payments which Trustor is obligated to make under any of the Loan Documents.
Section 10.2    MARSHALLING AND OTHER MATTERS. To the extent permitted by applicable law, Trustor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption Laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Trustor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Trustor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all other Persons to the extent permitted by applicable law.
Section 10.3    WAIVER OF NOTICE. To the extent permitted by applicable law, and unless such notice is required pursuant to the terms hereof, the Indemnity, Guaranties or any Loan Documents, Trustor will not be entitled to any notices of any nature whatsoever from

Administrative Agent and/or the Lenders except with respect to matters for which this Security Instrument or any of the other Loan Documents specifically and expressly provides for the giving of notice by Administrative Agent or any Lender to Trustor and except with respect to matters for which Administrative Agent or any Lender is required by applicable law to give notice, and Trustor hereby expressly waives the right to receive any notice from Administrative Agent and/or the Lenders with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Administrative Agent and/or the Lenders to Trustor. All sums payable by Trustor pursuant to this Security Instrument must be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder will in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof; (b) any restriction or prevention of or interference by any third party with any use of the Property or any part thereof; (c) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Administrative Agent or any Lender, or any action taken with respect to this Security Instrument by any trustee or receiver of Administrative Agent or any Lender, or by any court, in any such proceeding; (e) any claim which Trustor has or might have against Administrative Agent or any Lender; (f) any default or failure on the part of Administrative Agent or any Lender to perform or comply with any of the terms hereof or of any other agreement with Trustor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor has notice or knowledge of any of the foregoing.
Section 10.4    WAIVER OF STATUTE OF LIMITATIONS. To the extent permitted by applicable law, Trustor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment or performance of the Obligations.
Article 11 - NOTICES
All notices or other written communications hereunder will be delivered in accordance with the notice provisions of the Loan Agreement.
Article 12 - APPLICABLE LAW
Section 12.1    GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, TRUSTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER

JURISDICTION GOVERNS THIS SECURITY INSTRUMENT, AND THIS SECURITY INSTRUMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, AND ANY LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS.
TO THE FULLEST EXTENT PERMITTED BY LAW, TRUSTOR ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN AND/OR THE LOAN DOCUMENTS. TRUSTOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF UTAH OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS SECURITY INSTRUMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF UTAH, (C) SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN WILL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT AND EACH LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). TRUSTOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO TRUSTOR AT THE ADDRESSES FOR NOTICES DESCRIBED IN THIS SECURITY INSTRUMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE WILL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN WILL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).
Section 12.2    PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof will be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term will not be affected thereby.
Section 12.3    AMENDMENTS. In the event of any amendment to the provisions of Utah Code Annotated Title 57 or other provisions of Utah Code Annotated referenced in this Security Instrument, this Security Instrument shall, at the sole election of Administrative Agent, be deemed amended to be consistent with such amendments or Administrative Agent may elect not to give effect to such deemed amendments hereto if permitted by applicable law.

Article 13 - DEFINITIONS
All capitalized terms not defined herein will have the respective meanings set forth in the Loan Agreement. If a capitalized term is defined herein and the same capitalized term is defined in the Loan Agreement, then the capitalized term that is defined herein will be utilized for the purposes of this Security Instrument, provided that the foregoing does not impact provisions that are incorporated herein by reference. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Trustor” will mean “each Trustor and any subsequent owner or owners of the Property or any part thereof or any interest therein, without limitation or waiver of any restrictions on transfers of any interest therein as set forth in any Loan Document,” the word “Administrative Agent” will mean “Administrative Agent and any subsequent administrative agent for the Lenders with respect to the Loan, the word “Property” will include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” will include any and all in-house and outside attorneys’, paralegals’ and law clerks’ fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Administrative Agent and/or any Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.
Article 14 - MISCELLANEOUS PROVISIONS
Section 14.1    NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Trustor, Administrative Agent or Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 14.2    SUCCESSORS AND ASSIGNS. This Security Instrument will be binding upon and inure to the benefit of Trustor, Trustee, Administrative Agent and the Lenders and their respective successors and assigns forever.
Section 14.3    INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Loan Agreement, the Notes or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Notes and this Security Instrument will be construed without such provision.
Section 14.4    HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 14.5    SUBROGATION. If any or all of the proceeds of the Loan have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Administrative Agent will be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders, and are merged with the lien and security interest created herein as cumulative security for the repayment of the Obligations, the performance and discharge of Trustor’s obligations hereunder, under the Loan Agreement, the Notes and the other Loan Documents and the performance and discharge of the Other Obligations.
Section 14.6    ENTIRE AGREEMENT. The Notes, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement among Trustor, the Lenders and Administrative Agent with respect to the transactions arising in connection with the Obligations and supersede all prior written or oral understandings and agreements among Trustor, the Lenders and Administrative Agent with respect thereto. Trustor hereby acknowledges that, except as incorporated in writing in the Notes, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent or the Lenders to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Notes, the Loan Agreement, this Security Instrument and the other Loan Documents. PURSUANT TO UTAH CODE ANNOTATED SECTION 25-5-4, TRUSTOR IS NOTIFIED THAT THIS SECURITY INSTRUMENT, THE NOTE AND OTHER LOAN DOCUMENTS GOVERNING, EVIDENCING AND SECURING THE INDEBTEDNESS SECURED HEREBY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
Section 14.7    LIMITATION ON ADMINISTRATIVE AGENT’S RESPONSIBILITY. No provision of this Security Instrument will operate to place any obligation or liability for the control, care, management or repair of the Property upon Trustee, Administrative Agent or any Lender, nor will it operate to make Trustee, Administrative Agent or any Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained will be construed as constituting Administrative Agent a “mortgagee in possession.”
Section 14.8    JOINT AND SEVERAL. If more than one Person has executed this Security Instrument as “Trustor,” the representations, covenants, warranties and obligations of all such Persons hereunder will be joint and several.
Section 14.9    ADMINISTRATIVE AGENT’S DISCRETION. Whenever, pursuant to this Security Instrument or any of the other Loan Documents, Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to Administrative Agent, or Administrative Agent exercises any right to grant or withhold consent, or Administrative Agent exercises its discretion in making any decision, the decision of Administrative Agent will, except as is otherwise specifically herein provided, be in the sole and absolute discretion of Administrative Agent and will be final and conclusive.

Section 14.10    NO MERGER. So long as the Obligations owed to the Lenders secured hereby remain unpaid and undischarged and unless Administrative Agent otherwise consents in writing, the fee, leasehold, subleasehold and sub-subleasehold estates in and to the Property will not merge but will always remain separate and distinct, notwithstanding the union of estates (without implying Trustor’s consent to such union) either in Trustor, Administrative Agent, any tenant or any third party by purchase or otherwise. In the event this Security Instrument is originally placed on a leasehold estate and Trustor later obtains fee title to the Property, such fee title will be subject and subordinate to this Security Instrument.
Section 14.11    JOINT BORROWER PROVISIONS. Section 10.13 of the Loan Agreement is hereby incorporated in this Security Instrument by reference as if more fully set forth herein.
Section 14.12    LIMITED RECOURSE PROVISION. Except as to Guarantor as set forth in the Guaranties, Administrative Agent and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of any Borrower (including the members of Trustor), or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of any Borrower, including any such owners of Trustor (except for Guarantor as provided in the Guaranties) with respect to the obligations of Borrowers (including Trustor) and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrowers’ liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranties or Administrative Agent’s right to exercise any rights or remedies against any collateral securing the Loan.
Article 15 - TRUSTEE
Section 15.1    APPOINTMENT OF SUCCESSOR TRUSTEE. Administrative Agent may, from time to time, by a written instrument executed and acknowledged by Administrative Agent and recorded in the county in which the Property is located, with a copy thereof being provided to the persons required by Utah Code Annotated § 57-1-22 or any successor statute, and by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder; and said successor will, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of said predecessor. The said written instrument must contain the name of the original Trustor, Trustee and Administrative Agent hereunder, the book and page where this Security Instrument is recorded and the name and address of the new Trustee and all other information required by Utah Code Annotated § 57-1-22 or any successor statute.
Section 15.2    TRUSTEE’S POWERS. During the existence of an Event of Default, at any time, or from time to time, without liability therefor and without notice, upon written request of Administrative Agent and without affecting the personal liability of any person for payment of the Obligations or the effect of this Security Instrument upon the remainder of said Property, Trustee may (a) reconvey any part of said Property, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

Section 15.3    ACCEPTANCE BY TRUSTEE. Trustee accepts this Trust when this Security Instrument, duly executed and acknowledged, is made a public record as provided by law.
Section 15.4    TRUSTEE’S FEES AND EXPENSES. In no event shall Trustor be required to pay to Trustee any fees or compensation in excess of the amounts permitted by Utah Code Annotated § 57-1-21.5.
Article 16 -     STATE-SPECIFIC PROVISIONS
Section 16.1    PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article 16 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 16 will control and be binding.
Section 16.2    ADVANCES. Without limiting the application of applicable law, funds disbursed that, in the reasonable exercise of Administrative Agent’s judgment, are needed to complete the Improvements to the Land or to protect Administrative Agent’s security are to be deemed obligatory advances hereunder and will be added to the total indebtedness evidenced by the Note and secured by this Security Instrument and this indebtedness will be increased accordingly.
Section 16.3    CONDEMNATION PROCEEDS. To the extent permitted by applicable law and except as otherwise expressly provided herein, Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law which provide for allocation of condemnation proceeds between a property owner and a lienholder.
Section 16.4    OBLIGATIONS OF ENVIRONMENTAL INDEMNITY. Notwithstanding anything to the contrary set forth herein or any of the Loan Documents, this Security Instrument does not and will not secure the obligations evidenced by or arising under any environmental indemnity made by Trustor with respect to the Property.
Section 16.5    ADDITIONAL WAIVERS; AGREEMENTS.
(a)    Trustor waives to the extent permitted by law all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of Utah pertaining to the rights and remedies of sureties.
(b)    With respect to the Property, notwithstanding anything contained herein to the contrary, to the extent permitted by applicable law, Trustor waives any rights or benefits it may have by reason of the defense of the statute of limitations in any action hereunder or for the collection of any indebtedness or the performance of any obligation secured hereby and any defense based on Utah’s so called one-action rule, Utah Code Annotated § 78B-6-901. Notwithstanding anything to the contrary, Trustor knowingly waives, to the fullest extent permitted by applicable law, the rights, protections and benefits afforded to Trustor under Utah Code Annotated § 57-1-32 and any successor or replacement statute or any similar laws or benefits.

(c)    For purposes of Utah Code Annotated § 57-1-25 and Utah Code Annotated § 78B-6-901.5, Trustor agrees that the stated purpose for which this Security Instrument was given is not to finance residential rental property.
Section 16.6    FIXTURE FILING. This Security Instrument will be filed in the county where the Land is located and will also operate from the date of such filing as a fixture filing in accordance with Article 9a of the Uniform Commercial Code, as amended or recodified from time to time and other applicable provisions of the Uniform Commercial Code.
Section 16.7    ASSESSMENTS AGAINST PROPERTY. Trustor will not, without the prior written approval of Administrative Agent, which may be withheld for any reason, consent to or allow the creation of any so-called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property, and this provision serves as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Trustor or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Administrative Agent’s express written consent, the rights of Administrative Agent and the Lenders in the Property pursuant to this Security Instrument or following any foreclosure of this Security Instrument, and the rights of any person or entity to whom Administrative Agent might transfer the Property following a foreclosure of this Security Instrument, will be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.

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IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Trustor as of the day and year first above written.

KBSIII 155 NORTH 400 WEST, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION V, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Signature Page to Deed of Trust

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Orange)

On October 9, 2018, before me, K. Godin, Notary Public, personally appeared Charles J. Schreiber, Jr., who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
Signature /s/ K. Godin (Seal)

EXHIBIT A
LEGAL DESCRIPTION
That certain real property located in Salt Lake County, Utah, more particularly described as follows:

PARCEL 1:
Beginning at the Northeast corner of Lot 8, Block 98, Plat ''A'', Salt Lake City Survey, said point being South 00°00'59'' East 67.88 feet and South 89°58'53'' West 67.00 feet from a street monument found at the intersection of 400 West and 200 North, and running thence South 00°04'10'' West 660.00 feet along the West line of said 400 West and being the East line of Block 98 to the Southeast corner of Lot 1, Block 98, Plat ''A'', Salt Lake City Survey; thence South 89°58'54'' West 165.00 feet along the North line of North Temple and being the South line of Block 98 to the Southwest corner of said Lot 1; thence North 00°04'10'' East 0.50 feet along the West line of said Lot 1; thence North 89°53'56'' West 110.23 feet; thence North 88°00'00'' West 4.57 feet; thence North 00°00'27'' West 483.92 feet; thence Northwesterly 69.60 feet along the arc of a 645.28 foot radius curve to the left (center bears South 89°59'33'' West and the long chord bears North 03°05'51'' West 69.57 feet with a central angle of 06°10'48''); thence North 06°11'15'' West 50.04 feet; thence Northwesterly 56.17 feet along the arc of 1098.72 foot radius curve to the right (center bears North 83°48'45'' East and the long chord bears North 04°43'23'' West 56.16 feet with a central angle of 02°55'45'') to the North line of said Block 98; thence North 89°58'53'' East (North 89°58'54'' East, Deed) 294.43 feet along the North line of said Block 98 and to and along the South line of 200 North Street to the point of beginning.

(The foregoing being the boundary description of the 1-lot, SALT LAKE HARDWARE MINOR SUBDIVISION, according to that certain Notice of Amended Minor Subdivision Approval for Salt Lake Hardware Minor Subdivision recorded December 21, 2011 as Entry No. 11300852 in Book 9976 at Page 2542 of the official records of the Salt Lake County Recorder.)

EXCEPTING THEREFROM all the minerals and all mineral rights as conveyed to Union Pacific Land Resources Corporation, a corporation of the State of Nebraska, in that certain Mineral Deed dated April 1, 1971 and recorded October 3, 1996 as Entry No. 6472020 in Book 7504 at Page 1156 of the official records.

FURTHER EXCEPTING THEREFROM any portion thereof lying within the bounds of the following: A portion of Block 98, Plat ''A'', Salt Lake City Survey, lying and situate in the Southwest quarter of Section 36, Township 1 North, Range 1 West, Salt Lake Base and Meridian, Salt Lake City, Salt Lake County, Utah, being more particularly described as follows: Beginning at the Northeast corner of Lot 8, Block 98, Plat ''A'', Salt Lake City Survey said point being South 00°00'59'' East 67.88 feet and South 89°58'53'' West 67.00 feet from a street monument found at the intersection of 400 West and 200 North, and running thence South 00°04'10'' West 322.11 feet along the West line of said 400 West and being the East line of Block 98; thence South 89°59'40'' West 599.47 feet to a point on the East line of property conveyed to the Utah Transit Authority by Warranty Deed recorded May 16, 2006 as Entry No. 9725435 in Book 9294 at Page 9879 of the official records of the Salt Lake County Recorder; thence North 00°04'20'' West 321.97 feet along said East line; thence North 89°58'53'' East 600.27 feet to the point of beginning. (now known as Hardware Village Phase 1)

FURTHER EXCEPTING THEREFROM the following described parcel of land conveyed to Salt Lake City Corporation, a municipal corporation of the State of Utah, in that certain Quit Claim Deed recorded October 27, 2010 as Entry No. 11061707 in Book 9872 at Page 6349 of the official records of the Salt Lake County Recorder, to-wit:

A parcel of land in fee, being part of two (2) entire tracts of property situate in Lots 2, 3 and 4, Block 98, Salt Lake City Survey, Plat ''A'', situate in the East half of the Southwest quarter of Section 36, Township 1 North, Range 1 West, Salt Lake Base and Meridian, State of Utah, incident to the construction of the ''Airport Light Rail Transit Project'', a Utah Transit Authority Project, known as ''ALRT'', and described as follows: Beginning at a Southwest corner of said entire tract, which point is 61.37 feet North 89°58'54'' East from the Southwest corner of said Block 98; and running thence North 00°04'20'' West 15.25 feet along the Westerly boundary line of said entire tract; thence East 32.04 feet; thence South 00°01'46'' West 7.51 feet; thence North 89°59'22'' East 93.01 feet; thence

A-1

South 88°00'00'' East 198.50 feet; thence South 89°53'56'' East 110.23 feet to the Easterly line of said Lot 2; thence South 00°04'10'' West 0.50 feet along said Easterly lot line to the Southerly boundary line of said entire tracts; thence South 89°58'54'' West 433.63 feet along said Southerly boundary line to the point of beginning.

PARCEL 2:

Beginning at a point on the East line of property conveyed to the Utah Transit Authority by Warranty Deed recorded May 16, 2006 as Entry No. 9725435 in Book 9294 at Page 9879, of the official records of the Salt Lake County Recorder, said point being North 89°58'54'' East 61.38 feet and North 00°04'20'' West 15.25 feet from the Southwest corner, Block 98, Plat ''A'', Salt Lake City Survey and running thence North 00°04'20'' West 644.75 feet along the East line of said Utah Transit Authority property to the North line of Block 98, Plat ''A'', Salt Lake City Survey; thence North 89°58'53'' East 305.83 feet along the North line of said Block 98; thence Southeasterly 56.17 feet along the arc of a 1,098.72 foot radius curve to the left (center bears North 86°44'30'' East and the chord bears South 04°43'23'' East 56.16 feet with a central angle of 02°55'45''); thence South 06°11'15'' East 50.04 feet; thence Southeasterly 69.60 feet along the arc of a 645.28 foot radius curve to the right (center bears South 83°48'45'' West and the chord bears South 03°05'51'' East 69.57 feet with a central angle of 06°10'48''); thence South 00°00'27'' East 483.92 feet to the North line of property conveyed to Salt Lake City Corporation by Quit Claim Deed recorded October 27, 2010 as Entry No. 11061707 in Book 9872 at Page 6349 of the official records of the Salt Lake County Recorder; thence North 88°00'00'' West 193.94 feet along the North line of said Salt Lake City Corporation property; thence South 89°59'22'' West 93.01 feet along the North line of said Salt Lake City Corporation property; thence North 00°01'46'' East 7.51 feet along the North line of said Salt Lake City Corporation property; thence West 32.04 feet along the North line of said Salt Lake City Corporation property to the point of beginning.

EXCEPTING THEREFROM the following described parcel of land conveyed to the Utah Transit Authority in that certain Special Warranty Deed recorded September 28, 2012 as Entry No. 11481044 in Book 10060 at Page 9632 of the official records of the Salt Lake County Recorder, to-wit:

A parcel of land in fee, being part of an entire tract of property situate in Lot 3, Block 98, Salt Lake City Survey, Plat ''A'', situate in the East half of the Southwest quarter of Section 36, Township 1 North, Range 1 West, Salt Lake Base and Meridian, State of Utah, described as follows: Beginning at a point on the Southerly boundary line of said entire tract, said point being 190.33 feet North 89°58'54'' East and 7.59 feet North from the Southwest corner of said Block 98; and running thence North 60°00'00'' East 11.63 feet; thence East 19.42 feet; thence South 60°00'00'' East 14.57 feet to the said Southerly boundary line; thence North 88°00'00'' West 42.14 feet along said Southerly boundary line to the point of beginning.

FURTHER EXCEPTING THEREFROM all the minerals and mineral rights reserved by Union Pacific Railroad Company, a Delaware corporation, in that certain Special Warranty Deed recorded December 24, 1998 as Entry No. 7202238 in Book 8208 at Page 2578 of the official records of the Salt Lake County Recorder, wherein Gateway Associates, Ltd., a Utah limited partnership, is the Grantee.

ALSO FURTHER EXCEPTING THEREFROM any portion thereof lying within the bounds of the following:

A portion of Block 98, Plat ''A'', Salt Lake City Survey, lying and situate in the Southwest quarter of Section 36, Township 1 North, Range 1 West, Salt Lake Base and Meridian, Salt Lake City, Salt Lake County, Utah, being more particularly described as follows: Beginning at the Northeast corner of Lot 8, Block 98, Plat ''A'', Salt Lake City Survey, said point being South 00°00'59'' East 67.88 feet and South 89°58'53'' West 67.00 feet from a street monument found at the intersection of 400 West and 200 North, and running thence South 00°04'10'' West 322.11 feet along the West line of said 400 West and being the East line of Block 98; thence South 89°59'40'' West 599.47 feet to a point on the East line of property conveyed to the Utah Transit Authority by Warranty Deed recorded May 16, 2006 as Entry No. 9725435 in Book 9294 at Page 9879, of the official records of the Salt Lake County Recorder; thence North 00°04'20'' West 321.97 feet along said East line; thence North 89°58'53'' East 600.27 feet to the point of beginning. (now known as Hardware Village Phase 1)

2

PARCEL 3:

A non-exclusive easement, appurtenant to Parcels 1 and 2 described herein, solely for the purposes of (a) the construction, repair and maintenance of a roadway and related improvements for vehicular and pedestrian ingress and egress, and (b) ingress, egress and access by vehicles and pedestrians to and from said Parcels 1 and 2, as defined, described and created pursuant to that certain Declaration and Grant of Access Easement recorded May 9, 2012 as Entry No. 11387974 in Book 10016 at Page 1021 of the official records of the Salt Lake County Recorder, on, over and across the following described property, to-wit:

Commencing at the Southwest corner of Block 101, Plat ''A'', Salt Lake City Survey; thence running East along the North line of 200 North Street 402.5 feet; thence South 34°51'23'' East 161.85 feet to a point on the South line of 200 North Street, said point being 165 feet West of the Northeast corner of Block 98, Plat ''A'', Salt Lake City Survey; thence West along the South line of 200 North Street 495 feet to the Northwest corner of said Block 98; thence North 131.86 feet, more or less, to the point of beginning.

EXCEPTING from said Parcel 3 any portion thereof lying West of the Easterly line of the following described parcel of land conveyed to the Utah Transit Authority in that certain Warranty Deed recorded May 16, 2006 as Entry No. 9725432 in Book 9294 at Page 9873 of the official records of the Salt Lake County Recorder, to-wit:

A parcel of land in fee for the ''Weber County to Salt Lake Commuter Rail'', a Utah Transit Authority Project, and described as follows: Beginning at the Northwest corner of Block 98, Plat A, Salt Lake City Survey; thence North 00°06'33'' West 131.92 feet to the Southwest corner of Block 101, Plat A, Salt Lake City Survey; thence North 89°54'48'' East 59.82 feet along the South line of said Block 101; thence South 00°00'53'' East 132.00 feet to the North line of said Block 98; thence South 89°59'33'' West 59.60 feet along said North line to the point of beginning.

ALSO FURTHER EXCEPTING THEREFROM said Parcel 3 all the minerals and mineral rights reserved by Union Pacific Railroad Company, a Delaware corporation, in that certain Special Warranty Deed recorded December 24, 1998 as Entry No. 7202238 in Book 8208 at Page 2578 of the official records of the Salt Lake County Recorder, wherein Gateway Associates, Ltd., a Utah limited partnership, is the Grantee.

APN: 08-36-376-056; 08-36-376-057

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